Exhibit 8.1

Hodgson Russ LLP
140 Pearl Street, Suite 100
Buffalo, NY 14202
Tel: 716.856.4000

October 15, 2012

Xtra-Gold Resources Corp.
357 Bay Street, Suite 902
Toronto, Ontario, Canada M5H 2T7

Ladies and Gentlemen:

Re:	Registration Statement on Form S-4

We have acted as special United States tax counsel to Xtra-Gold Resources Corp., a Nevada corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-4 filed on August 17, 2012, Amendment No. 1 thereto filed on September 28, 2012, and Amendment No. 2 thereto filed on October 15, 2012 (collectively, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the Company’s change in its jurisdiction of incorporation from Nevada to the British Virgin Islands (the “Continuation”). This opinion is being furnished in accordance with the requirements of Section 601(b)(8) of Regulation S-K of the Securities Act of 1933, as amended (the “Act”). Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Registration Statement.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications under the captions “Summary— Material Tax Consequences of the Continuation— United States Federal Tax Consequences,” and “Material United States Federal Tax Consequences” therein, we hereby confirm that, except as noted below, the opinions of Hodgson Russ LLP with respect to United States federal income tax matters are those opinions attributed to Hodgson Russ LLP expressed in the Registration Statement under the captions “Summary— Material Tax Consequences of the Continuation— United States Federal Tax Consequences,” and “Material United States Federal Tax Consequences.” No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

Other than obtaining the representations and statements set forth in the Representation Statement, we have not independently verified any factual matters in connection with, or apart from, our preparation of this opinion. Accordingly, our opinion does not take into account any matters not set forth herein that might have been disclosed by independent verification. In the course of preparing our opinion, nothing has come to our attention that would lead us to believe that any of the facts, representations, or other information on which we have relied in rendering our opinion is incorrect.

Xtra-Gold Resources Corp.
October 15, 2012

Our opinions and tax discussion as set forth in the Registration Statement are based on the United States Internal Revenue Code of 1986, as amended, U.S. Treasury Regulations (whether final, temporary, or proposed); Internal Revenue Service rulings and official pronouncements; and judicial decisions, all as in effect and available, as of the date of this opinion. Any of the authorities on which our opinion is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. An opinion of counsel is not binding upon the Internal Revenue Service or the courts. There can be no assurance that the Internal Revenue Service will agree with the opinions set forth herein, or that if challenged by the Internal Revenue Service, the opinion will be sustained by the court.

We express no opinion other than that expressed herein. This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm name in the Registration Statement in connection with references to this opinion and the sections in the Registration Statement entitled “Summary— Material Tax Consequences of the Continuation— United States Federal Tax Consequences,” and “Material United States Federal Tax Consequences.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Hodgson Russ LLP
Hodgson Russ LLP